Exhibit 99.3

Designated Filer: Warburg Pincus Private Equity IX, L.P.

Issuer & Ticker Symbol: Laredo Petroleum Holdings, Inc. [LPI]

Date of Event Requiring Statement: June 25, 2013

JOINT FILERS’ SIGNATURES

WARBURG PINCUS IX LLC

By:	Warburg Pincus Partners LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	June 26, 2013
Name: Scott A. Arenare
Title: Scott A. Arenare, Attorney-in-Fact*

WARBURG PINCUS PARTNERS LLC

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	June 26, 2013
Name: Scott A. Arenare
Title: Scott A. Arenare, Attorney-in-Fact*

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare	Date:	June 26, 2013
Name: Scott A. Arenare
Title: Managing director

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare	Date:	June 26, 2013
Name: Scott A. Arenare
Title: Scott A. Arenare, Attorney-in-Fact*

CHARLES R. KAYE

By:	/s/ Scott A. Arenare	Date:	June 26, 2013
Name: Charles R. Kaye
By: Scott A. Arenare, Attorney-in-Fact*

JOSEPH P. LANDY

By:	/s/ Scott A. Arenare	Date:	June 26, 2013
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact*

*The Power of Attorney given by each of Warburg Pincus & Co., Mr. Kaye and Mr. Landy was previously filed with the U.S. Securities & Exchange Commission on January 15, 2013 as an exhibit to a statement on Schedule 13D/A filed by Warburg Pincus Private Equity X, L.P. with respect to Talon Therapeutics, Inc. and is hereby incorporated by reference.